SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 20, 2008

Goldvale Resources, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

718 Richfield Avenue
Kenilworth, New Jersey 07033
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(215) 696-8090
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 20, 2008, Goldvale Resources, Inc. (the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with NXT Nutritionals, Inc., a Delaware corporation (“NXT”). Pursuant to the terms of the Letter of Intent, NXT and the Company will commence the negotiation and preparation of a definitive share exchange agreement which shall contain customary representations, warranties and indemnities as agreed upon by NXT, the Company and the shareholders of NXT, whereby the Company, NXT and the shareholders of NXT will complete a share exchange transaction (the “Transaction”) on or before January 31, 2009, subject to certain conditions precedent to the closing of the Transaction.

Pursuant to the Letter of Intent, upon the closing of the Transaction, the Company will acquire 100% of the issued and outstanding shares of NXT and shall issue to the NXT shareholders a total of 21,830,000 shares of common stock of the Company. Pursuant to the Transaction, NXT will become a wholly owned subsidiary of the Company.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.
None; not applicable.

(b)  Pro Forma Financial Information.
None; not applicable.

(c)  Exhibits.

Exhibit Number	Description

10.1	Letter of Intent for the Share Exchange Transaction between NXT Nutritionals, Inc. and Goldvale Resources, Inc. effective November 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

               Goldvale Resources, Inc.

Dated: November 20, 2008                                                 By:  /s/ Brian Renda

        Name: Brian Renda
        Title: President and CEO